UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 3, 2006

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On November 3, 2006, the Federal Home Loan Bank of New York ("Bank") included as an attachment to a Form 8-K a press release indicating that James W. Fulmer, Chairman, President and CEO of The Bank of Castile, Batavia, New York; Katherine J. Liseno, President and Chief Executive Officer of Metuchen Savings Bank, Metuchen, New Jersey; and John M. Scarchilli, President and Chief Executive Officer of Pioneer Savings Bank, Troy, New York were elected by the Bank’s members to serve on the Board of Directors ("Board") of the Bank for three-year terms commencing January 1, 2007. An expanded version of this press release, indicating that Bank had also declared Mr. José Ramon González, President and CEO of FHLBNY member Banco Santander Puerto Rico, San Juan, Puerto Rico, elected to the Board for a three-year term commencing January 1, 2007 is attached as Exhibit 99.1 to this Form 8-K. (The Bank had previously announced the election of Mr. González in a Form 8-K filed on October 3, 2006).

Item 9.01 Financial Statements and Exhibits.

d)Exhibits

99.1 FHLBNY Press Release which included an announcement of the Board of Directors Election Results.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

November 6, 2006	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Exhibit 99.1: Press Release for November 6, 2006 containing the announcement of the Board of Directors Election Results.